UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759

(Address of principal executive offices) (Zip Code)

(657) 335-3665

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2017, Ducommun Incorporated, a Delaware corporation (the “Company”), reported that Anthony J. Reardon, Chairman of the Board of Directors of the Company (the “Board”), will cease to serve as an employee of the Company, effective December 31, 2017. Mr. Reardon previously served as the Chief Executive Officer of the Company from 2010 until January 23, 2017, at which time he ceased to serve as an executive officer of the Company. Mr. Reardon will instead serve as a non-employee Chairman of the Board through his current term, which ends at the Company’s 2018 Annual Meeting of Shareholders.

In connection with Mr. Reardon’s retirement, the Compensation Committee of the Board (the “Committee”) approved a retirement package on October 27, 2017. Mr. Reardon currently holds unvested stock options, restricted stock units and performance stock units that have been granted under the Company’s 2007 Stock Incentive Plan and 2013 Stock Incentive Plan. The Committee has agreed to modify Mr. Reardon’s equity awards to provide that, following his retirement effective December 31, 2017, (i) unvested stock options will continue to vest through March 30, 2020, (ii) unvested restricted stock units will continue to vest and settle through March 30, 2019 and (iii) unvested performance stock units will continue to vest and settle, subject to achievement of the applicable performance metrics, as determined by the Committee, through December 31, 2018. Mr. Reardon will also qualify for participation in the Company’s medical plan for retired officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED

Date: November 2, 2017	By:	/s/ Amy M. Paul
Amy M. Paul
Vice President, General Counsel